A PROFESSIONAL SERVICES FIRM
Certified Public Accountants | Business Consultants
dm-t
decoria • maichel • teague
7307 N. Division, Suite 222
Spokane, Washington 99208

June 1, 2015

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

RE: EMS Find, Inc.
File 333-103621

To whom it may concern:

We have read item 4.01 of Form 8-K of EMS Find, Inc. dated May 29, 2015 and agree with the statements concerning our Firm contained therein.

Sincerely,

DeCoria, Maichel & Teague, P.S.

DeCoria, Maichel & Teague, P.S.

Spokane, WA

June 1, 2015